Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
1Life Healthcare, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, 1Life Healthcare, Inc. 2020 Employee Stock Purchase Plan	Other(2)	2,800,000	$12.83(3)	$35,924,000.00	$0.0001102	$3,958.83
Equity	Common Stock, par value $0.001 per share, 1Life Healthcare, Inc. 2020 Equity Incentive Plan	Other(2)	8,241,225	$15.10(4)	$124,442,497.50	$0.0001102	$13,713.57
Total Offering Amounts					$160,366,497.50		$17,672.40
Total Fees Previously Paid							$—
Total Fee Offsets							$—
Net Fee Due							$17,672.40

(1)    Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the Registrant’s 2020 Equity Incentive Plan and the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)    Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2020 Equity Incentive Plan and the 2020 ESPP by reason of the automatic increase provisions therein.
(3)    Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $12.83 per share of common stock, the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on February 14, 2023, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2020 ESPP.
(4)    Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $15.10 per share of common stock, the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on February 14, 2023.